PRESS RELEASE

SiriusPoint Announces Creation of Global P&C Programs and London Market Specialty Divisions

HAMILTON, Bermuda, March 16, 2026 - SiriusPoint Ltd. (“SiriusPoint” or the “Company”) (NYSE: SPNT), a specialty underwriter, has today announced changes to its business structure as part of the next phase of the Company’s evolution.

SiriusPoint will now operate through four business areas, including three globally focused P&Ls: Global P&C Programs, Global Reinsurance, Global Accident & Health, and a London Market Specialty division, which includes Lloyd's.

SiriusPoint will combine its existing North America and International Programs businesses into one single Global P&C Programs division, which will be led by Patrick Charles, Global Head of P&C Programs. The new division reflects the Company’s commitment to the programs space, further strengthening its offering to clients and distribution partners globally.

SiriusPoint's new London Market Specialty division reflects the strategic importance of its London platform, including Syndicate 1945, and reinforces the Company’s commitment to grow specialty business in London. SiriusPoint’s London Casualty, Energy, Property, and Marine leaders will form part of the new London Market Specialty division, which will be led by David Govrin, President, in addition to his current responsibilities as CEO Global Reinsurance.

Scott Egan, Chief Executive Officer at SiriusPoint, said: “These changes are a natural evolution of SiriusPoint as we build on the significant progress made over the past three years. We have improved our underwriting and operating foundations, sharpened our business mix, built a strong culture, and attracted high quality talent.

“Our financial performance at the end of 2025 shows the momentum we have across the business. We believe these changes strengthen our offering to the market and support our strategic ambitions across our geographies, platforms, and specialisms.

"We are positioning the business to capitalize on growth opportunities while continuing to deliver disciplined, profitable performance.”

As part of the changes, Rob Gibbs will be leaving SiriusPoint. “Rob brought leadership and energy when the business needed it most, and he goes with my sincere thanks for all that he has done for SiriusPoint,” continued Mr. Egan.

There will be no changes to SiriusPoint’s Global Reinsurance and Global Accident & Health businesses.

About SiriusPoint SiriusPoint is a specialty underwriter providing solutions to clients and brokers around the world. Bermuda-headquartered with offices in New York, London, Stockholm and other locations, we are listed on the New York Stock Exchange (SPNT). We have licenses to write Property & Casualty and Accident & Health insurance and reinsurance globally. Our offering and distribution capabilities are strengthened by a portfolio of strategic partnerships with Managing General Agents and Program Administrators. With over $3.0 billion total capital, SiriusPoint’s operating companies have a financial strength rating of A from Fitch, A- from AM Best and S&P, and A3 from Moody’s. For more information, please visit https://www.siriuspt.com.

Forward-Looking Statements We make statements in this press release, and any related oral statements, that are forward-looking statements within the meaning of the U.S. federal securities laws, which we intend to be covered by the safe harbor provisions for such forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially from those made in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the risk factors described in SiriusPoint’s most recent Annual Report on Form 10-K and any other subsequent periodic reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements speak only as of the date made and SiriusPoint undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise

Contacts
Investor Relations
Liam Blackledge, SiriusPoint
Liam.Blackledge@siriuspt.com
+44 203 772 3082

Media
Media
Sarah Hills, Rein4ce
sarah.hills@rein4ce.co.uk
+44 7718 882011